Exhibit 99.1

Contact:	Susan E. Moss Senior Vice President, Marketing and Communications (502) 596-7296

KINDRED HEALTHCARE ANNOUNCES PRICING OF INCREMENTAL TERM LOAN

LOUISVILLE, Ky. (March 5, 2015) – Kindred Healthcare, Inc. (“Kindred”) (NYSE:KND) today announced it has completed syndication and pricing of an incremental $200 million term loan, the proceeds of which will be used to repay outstanding borrowings under the Company’s $900 million senior secured asset-based revolving credit facility. This borrowing was issued with 50 basis points of OID and will have the same terms as, and will be fungible with, the outstanding $995 million of term loans under Kindred’s existing senior secured term loan facility. Kindred expects the financing to close on March 10, 2015, subject to customary closing conditions.

“We are pleased to have opportunistically executed this leverage neutral liability management transaction that improves Kindred’s liquidity and maturity profile,” said Stephen D. Farber, Kindred’s Executive Vice President and Chief Financial Officer.

Kindred has retained J.P. Morgan Securities LLC to act as sole lead arranger and sole bookrunner for the transaction. JPMorgan Chase Bank, N.A is the administrative agent and collateral agent for Kindred’s existing senior secured term loan facility under which the incremental term loan will be borrowed.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding Kindred’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning Kindred’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of Kindred based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Kindred’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Kindred is unable to predict or control, that may cause Kindred’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in Kindred’s filings with the Securities and Exchange Commission.

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680 South Fourth Street      Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Healthcare Announces Pricing of Incremental Term Loan

March 5, 2015

Factors that may affect Kindred’s plans, results or stock price are set forth in Kindred’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these factors are beyond Kindred’s control. Kindred cautions investors that any forward-looking statements made by Kindred are not guarantees of future performance. Kindred disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-85 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion1. At December 31, 2014, on a pro forma basis to include Gentiva and Centerre, Kindred through its subsidiaries had approximately 103,000 employees providing healthcare services in 2,872 locations in 47 states, including 97 transitional care hospitals, 16 inpatient rehabilitation hospitals, 90 nursing centers, 22 sub-acute units, 634 Kindred at Home hospice, home health and non-medical home care locations, 100 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,913 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

[1]	Revenues were computed by combining the twelve months ended December 31, 2014 data for Kindred, Gentiva Health Services, Inc. (“Gentiva”), which was acquired by the Company on February 2, 2015, and Centerre Healthcare Corporation (“Centerre”), which was acquired by the Company on January 1, 2015.

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